Exhibit 99.1

Arbor Realty Trust Reports Second Quarter 2014 Results and Declares Common and Preferred Stock Dividends

Second Quarter Highlights:

-	FFO of $13.7 million, or $0.27 per diluted common share1
-	Net income attributable to common stockholders of $11.5 million, or $0.23 per diluted common share
-	Declares a cash dividend of $0.13 per share of common stock
-	Declares cash dividends of $0.515625 per share of Series A, $0.484375 per share of Series B and $0.53125 per share of Series C preferred stock
-	Adjusted book value per common share of $9.21, GAAP book value per common share of $7.671
-	Closed a third collateralized loan obligation totaling $375 million
-	Issued $58.6 million of 7.375% senior unsecured notes
-	Recorded a $7.9 million gain from the sale of an equity investment
-	Recorded $4.8 million in cash recoveries of previously recorded reserves
-	Recorded $4.0 million in loan loss reserves

Recent Developments:

-	Recognized a $58.1 million gain in July related to the 450 West 33rd Street transaction resulting in proforma GAAP book value per common share of $8.82 as of June 30, 20141
-	Purchased 1.0 million outstanding warrants for $2.6 million in July

Uniondale, NY, August 1, 2014 -- Arbor Realty Trust, Inc. (NYSE: ABR), a real estate investment trust focused on the business of investing in real estate related bridge and mezzanine loans, preferred and direct equity investments, mortgage-related securities and other real estate related assets, today announced financial results for the second quarter ended June 30, 2014. Arbor reported net income attributable to common stockholders for the quarter of $11.5 million, or $0.23 per diluted common share, compared to $3.0 million, or $0.07 per diluted common share for the quarter ended June 30, 2013.  Net income attributable to common stockholders for the six months ended June 30, 2014 was $17.3 million, or $0.35 per diluted common share, compared to $9.6 million, or $0.25 per diluted common share for the six months ended June 30, 2013.  Funds from operations (“FFO”) for the quarter ended June 30, 2014 was $13.7 million, or $0.27 per diluted common share, compared to $4.8 million, or $0.11 per diluted common share for the quarter ended June 30, 2013. FFO for the six months ended June 30, 2014 was $21.7 million, or $0.43 per diluted common share, compared to $13.1 million, or $0.34 per diluted common share for the six months ended June 30, 2013.1

Arbor Realty Trust Reports Second Quarter 2014 Results and Declares Common and Preferred Stock Dividends

August 1, 2014	Page 2

Portfolio Activity

Loan and investment portfolio activity during the second quarter of 2014 consisted of:

•	Originated 21 new loans totaling $170.3 million, of which 16 were bridge loans for $154.0 million.

•	Payoffs and pay downs on 26 loans totaling $245.9 million.

•	Extended 10 loans totaling $109.6 million.

At June 30, 2014, the loan and investment portfolio’s unpaid principal balance, excluding loan loss reserves, was approximately $1.64 billion, with a weighted average current interest pay rate of 5.25%. Including certain fees earned and costs associated with the loan and investment portfolio, the weighted average current interest pay rate was 5.93% at June 30, 2014.

As of June 30, 2014, Arbor’s loan portfolio consisted of 30% fixed-rate and 70% variable-rate loans.

The average balance of the Company’s loan and investment portfolio during the second quarter of 2014, excluding loan loss reserves, was $1.64 billion and the average yield on these assets for the quarter was 6.22%, compared to $1.62 billion and 6.23% for the first quarter of 2014.

The Company recorded $4.0 million in loan loss reserves related to three loans with a carrying value of $153.7 million before loan loss reserves.  The Company also recorded $4.8 million of net recoveries of previously recorded loan loss reserves during the quarter.  At June 30, 2014, the Company’s total loan loss reserves were $115.1 million relating to 14 loans with an aggregate carrying value before loan loss reserves of $237.6 million.

The Company had two non-performing loans with a carrying value of $6.3 million, net of related loan loss reserves of $34.0 million as of June 30, 2014, as compared to four loans with a carrying value of $10.2 million, net of related loan loss reserves of $39.6 million as of March 31, 2014.

Arbor Realty Trust Reports Second Quarter 2014 Results and Declares Common and Preferred Stock Dividends

August 1, 2014	Page 3

Financing Activity

The balance of debt that finances the Company’s loan and investment portfolio at June 30, 2014 was approximately $1.22 billion with a weighted average interest rate including fees of 3.75%, as compared to approximately $1.21 billion and a rate of 3.52% at March 31, 2014.  The average balance of debt that finances the Company’s loan and investment portfolio for the second quarter of 2014 was approximately $1.21 billion, as compared to approximately $1.17 billion for the first quarter of 2014. The average cost of borrowings for the second quarter was 3.73%, compared to 3.68% for the first quarter of 2014.

In April 2014, Arbor completed its third collateralized loan obligation (“CLO”) totaling approximately $375.0 million of real estate related assets and cash. An aggregate of $281.3 million of investment grade-rated debt was issued, and Arbor retained an equity interest in the portfolio with a notional amount of $93.8 million. The notes have an initial weighted average spread of 239 basis points over one-month LIBOR. Including fees and transaction costs, the initial weighted average note rate was 3.07%. The facility has a two and a half year replenishment period that allows the principal proceeds from repayments of the collateral assets to be reinvested in qualifying replacement assets, subject to certain conditions. The $375.0 million of collateral includes $67.7 million of additional capacity to finance future loans for a period of up to 120 days from the closing date of the CLO.

In May 2014, the Company issued $58.6 million aggregate principal amount of 7.375% senior unsecured notes in an underwritten public offering (NYSE:ABRN), generating net proceeds of approximately $56.4 million after deducting the underwriting discount and other offering expenses. The notes are due in 2021 and can be redeemed by the Company after May 15, 2017. Including certain fees and costs, the weighted average note rate was 7.91% at June 30, 2014.

The Company amended a $50 million financing facility increasing the committed amount to $75 million, extended the maturity for one year and reduced the spread over LIBOR from 250 basis points to 225 basis points.  Additionally, the Company amended another financing facility increasing the committed amount from $45 million to $60 million.

The Company repaid in full a $33 million warehouse credit facility as part of the issuance of the Company’s third CLO.  In addition, the Company repaid in full a $20 million unsecured revolving line of credit primarily from proceeds received from the issuance of the Company’s senior unsecured notes.

The Company is subject to various financial covenants and restrictions under the terms of the Company’s CDO/CLO vehicles, credit facilities, and repurchase agreements. The Company’s CDO/CLO vehicles contain interest coverage and asset over collateralization covenants that must be met as of the waterfall distribution date in order for the Company to receive such payments. The Company believes that it was in compliance with all financial covenants and restrictions as of June 30, 2014 and as of the most recent determination dates in July 2014.

Arbor Realty Trust Reports Second Quarter 2014 Results and Declares Common and Preferred Stock Dividends

August 1, 2014	Page 4

The chart below is a summary of the Company’s CDO/CLO compliance tests as of the most recent determination dates in July 2014:

Cash Flow Triggers	CDO I	CDO II	CDO III	CLO I	CLO II	CLO III

Overcollateralization (1)

Current	171.01%	153.44%	109.20%	142.96%	146.89%	133.33%

Limit	145.00%	127.30%	105.60%	137.86%	144.25%	132.33%

Pass / Fail	Pass	Pass	Pass	Pass	Pass	Pass

Interest Coverage (2)

Current	553.88%	387.06%	498.96%	206.81%	279.82%	274.30%

Limit	160.00%	147.30%	105.60%	120.00%	120.00%	120.00%

Pass / Fail	Pass	Pass	Pass	Pass	Pass	Pass

(1) The overcollateralization ratio divides the total principal balance of all collateral in the CDO/CLO by the total principal balance of the bonds associated with the applicable ratio.  To the extent an asset is considered a defaulted security, the asset’s principal balance for purposes of the overcollateralization test is the lesser of the asset’s market value or the principal balance of the defaulted asset multiplied by the asset’s recovery rate which is determined by the rating agencies.

(2) The interest coverage ratio divides interest income by interest expense for the classes senior to those retained by the Company.

Equity Investments

In May 2014, the Company sold its 12.5% interest in a joint venture that owns and operates a commercial property with a carrying value of approximately $0.1 million and received $7.9 million in cash.  As a result, the Company recorded a gain from this transaction of approximately $7.9 million in gain on sale of equity interest.

As previously disclosed, the Company will recognize a $58.1 million net gain related to its investment in the 450 West 33rd Street property in its third quarter 2014 consolidated financial statements.  In 2007, the Company received net proceeds of approximately $58.1 million from the closing of this transaction and recorded a corresponding net deferred gain as a result of guarantying a portion of the property’s indebtedness. In July 2014, the existing debt on the property was refinanced and the Company’s portion of the guarantee terminated, resulting in the recognition of the deferred gain for GAAP purposes.

Arbor Realty Trust Reports Second Quarter 2014 Results and Declares Common and Preferred Stock Dividends

August 1, 2014	Page 5

Common Dividend

The Company announced today that its Board of Directors has declared a quarterly cash dividend of $0.13 per share of common stock for the quarter ended June 30, 2014. The dividend is payable on September 2, 2014 to common shareholders of record on August 15, 2014. The ex-dividend date is August 13, 2014.

Preferred Dividends

The Company announced today that its Board of Directors has declared cash dividends on the Company's Series A, Series B and Series C cumulative redeemable preferred stock reflecting accrued dividends from June 1, 2014 through August 31, 2014. The dividends are payable on September 2, 2014 to shareholders of record on August 15, 2014. The Company will pay total dividends of $0.515625, $0.484375 and $0.53125 per share on the Series A, Series B and Series C preferred stock, respectively.

Earnings Conference Call

Management will host a conference call today at 10:00 a.m. ET. A live webcast of the conference call will be available at www.arborrealtytrust.com in the investor relations area of the website. Those without web access should access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (877) 280-4957 for domestic callers and (857) 244-7314 for international callers. Please use participant passcode 12621739.

After the live webcast, the call will remain available on the Company's website, www.arborrealtytrust.com, through August 31, 2014. In addition, a telephonic replay of the call will be available until August 8, 2014. The replay dial-in numbers are (888) 286-8010 for domestic callers and (617) 801-6888 for international callers. Please use passcode 14799841.

About Arbor Realty Trust, Inc.

Arbor Realty Trust, Inc. is a real estate investment trust, which invests in a diversified portfolio of multi-family and commercial real estate related bridge and mezzanine loans, preferred equity investments, mortgage related securities and other real estate related assets. Arbor is externally managed and advised by Arbor Commercial Mortgage, LLC, a national commercial real estate finance company operating through 14 offices in the US that specializes in debt and equity financing for multi-family and commercial real estate. For more information about Arbor Realty Trust, Inc., please visit www.arborrealtytrust.com.

Arbor Realty Trust Reports Second Quarter 2014 Results and Declares Common and Preferred Stock Dividends

August 1, 2014	Page 6

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained.  Factors that could cause actual results to differ materially from Arbor’s expectations include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risks detailed in Arbor’s Annual Report on Form 10-K for the year ended December 31, 2013 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

Non-GAAP Financial Measures

During the quarterly earnings conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A supplemental schedule of each non-GAAP financial measure and the comparable GAAP financial measure can be found on page 9 and 10 of this release.

1. See attached supplemental schedule of non-GAAP financial measures.

Arbor Realty Trust Reports Second Quarter 2014 Results and Declares Common and Preferred Stock Dividends

August 1, 2014	Page 7

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - (Unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

Interest income	$25,492,429	$24,329,116	$50,404,284	$47,317,938
Interest expense	11,222,597	10,333,073	21,813,975	20,975,317
Net interest income	14,269,832	13,996,043	28,590,309	26,342,621

Other revenue:
Property operating income	9,001,383	8,231,822	18,259,471	17,127,256
Other income, net	150,187	605,317	1,008,583	1,984,775
Total other revenue	9,151,570	8,837,139	19,268,054	19,112,031

Other expenses:
Employee compensation and benefits	3,552,548	2,968,678	6,938,497	6,052,317
Selling and administrative	3,194,845	2,969,733	5,177,064	5,159,016
Property operating expenses	7,423,080	7,161,334	14,420,203	14,031,493
Depreciation and amortization	2,158,353	1,827,595	3,970,036	3,459,726
Impairment loss on real estate owned	-	-	250,000	-
Provision for loan losses (net of recoveries)	(870,187)	821,722	(735,843)	3,321,877
Management fee - related party	2,500,000	2,800,000	4,950,000	5,600,000
Total other expenses	17,958,639	18,549,062	34,969,957	37,624,429

Income before gain on extinguishment of debt, gain on sale of
equity interest and income (loss) from equity affiliates	5,462,763	4,284,120	12,888,406	7,830,223
Gain on extinguishment of debt	-	-	-	3,763,000
Gain on sale of equity interest	7,851,266	-	7,851,266	-
Income (loss) from equity affiliates	40,493	(81,804)	80,541	(163,689)

Net income	13,354,522	4,202,316	20,820,213	11,429,534

Preferred stock dividends	1,888,465	1,152,617	3,479,395	1,685,945
Net income attributable to noncontrolling interest	-	53,833	-	107,484

Net income attributable to Arbor Realty Trust, Inc.
common stockholders	$11,466,057	$2,995,866	$17,340,818	$9,636,105

Basic earnings per common share	$0.23	$0.07	$0.35	$0.25

Diluted earnings per common share	$0.23	$0.07	$0.35	$0.25

Dividends declared per common share	$0.13	$0.12	$0.26	$0.24

Weighted average number of shares
of common stock outstanding:

Basic	50,267,462	43,113,898	49,804,457	38,468,718

Diluted	50,701,742	43,555,495	50,229,899	38,921,834

Arbor Realty Trust Reports Second Quarter 2014 Results and Declares Common and Preferred Stock Dividends

August 1, 2014	Page 8

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2014	2013
	(Unaudited)
Assets:
Cash and cash equivalents	$47,813,740	$60,389,552
Restricted cash	156,795,469	54,962,316
Loans and investments, net	1,502,586,691	1,523,699,653
Available-for-sale securities, at fair value	2,805,471	37,315,652
Investments in equity affiliates	4,588,107	4,680,306
Real estate owned, net	120,830,942	111,718,177
Real estate held-for-sale, net	-	11,477,676
Due from related party	358,110	98,058
Prepaid management fee - related party	19,047,949	19,047,949
Other assets	48,146,390	54,083,143
Total assets	$1,902,972,869	$1,877,472,482

Liabilities and Equity:
Credit facilities and repurchase agreements	$22,204,000	$159,125,023
Collateralized debt obligations	433,297,191	639,622,981
Collateralized loan obligations	545,750,000	264,500,000
Senior unsecured notes	58,637,625	-
Junior subordinated notes to subsidiary trust issuing preferred securities	159,557,894	159,291,427
Notes payable	2,498,542	2,500,000
Mortgage note payable – real estate owned	53,538,637	42,745,650
Mortgage note payable – real estate held-for-sale	-	11,005,354
Due to related party	1,666,667	2,794,087
Due to borrowers	16,979,900	20,326,030
Deferred revenue	77,123,133	77,123,133
Other liabilities	55,127,961	60,842,515
Total liabilities	1,426,381,550	1,439,876,200

Equity:
Arbor Realty Trust, Inc. stockholders’ equity:
Preferred stock, $0.01 par value: 100,000,000 shares authorized; 8.25% Series A cumulative redeemable preferred stock, $38,787,500 aggregate liquidation preference;
1,551,500 issued and outstanding at June 30, 2014 and December 31, 2013;
7.75% Series B cumulative redeemable preferred stock, $31,500,000 aggregate liquidation preference; 1,260,000 issued and outstanding at June 30, 2014 and
December 31, 2013; 8.50% Series C cumulative redeemable preferred stock,
$22,500,000 aggregate liquidation preference; 900,000 issued and outstanding at
June 30, 2014, no shares issued and outstanding at December 31, 2013	89,295,905	67,654,655
Common stock, $0.01 par value: 500,000,000 shares authorized; 53,128,075 shares issued, 50,477,308 shares outstanding at June 30, 2014 and
51,787,075 shares issued, 49,136,308 shares outstanding at December 31, 2013	531,280	517,870
Additional paid-in capital	631,889,669	623,993,245
Treasury stock, at cost - 2,650,767 shares at June 30, 2014 and December 31, 2013	(17,100,916)	(17,100,916)
Accumulated deficit	(207,803,092)	(212,231,319)
Accumulated other comprehensive loss	(20,221,527)	(25,237,253)
Total stockholders' equity	476,591,319	437,596,282
Total liabilities and equity	$1,902,972,869	$1,877,472,482

Arbor Realty Trust Reports Second Quarter 2014 Results and Declares Common and Preferred Stock Dividends

August 1, 2014	Page 9

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
Supplemental Schedule of Non-GAAP Financial Measures-
Adjusted and GAAP Book Value per Common Share (Actual and Pro Forma)
(Unaudited)

		Pro Forma
	June 30, 2014	June 30, 2014

GAAP Arbor Realty Trust, Inc. Stockholders' Equity	$476,591,319	$534,666,503
Subtract: 8.25% Series A, 7.75% Series B and 8.50% Series C
cumulative redeemable preferred stock	(89,295,905)	(89,295,905)

GAAP Arbor Realty Trust, Inc. Common Stockholders' Equity	387,295,414	445,370,598

Add: 450 West 33rd Street transaction - deferred revenue	77,123,133	-
Unrealized loss on derivative instruments	19,551,436	19,551,436

Subtract: 450 West 33rd Street transaction - prepaid management fee	(19,047,949)	-

Adjusted Arbor Realty Trust, Inc. Common Stockholders' Equity	$464,922,034	$464,922,034

Adjusted book value per common share	$9.21	$9.21

GAAP book value per common share	$7.67	$8.82

Common shares outstanding	50,477,308	50,477,308

Given the magnitude and the deferral structure of the 450 West 33rd Street transaction combined with the significance of the unrealized gain and/or loss position of our qualifying derivative instruments, Arbor has elected to report adjusted book value per common share for the affected period to currently reflect the impact of the 450 West 33rd Street transaction on the Company's financial condition as well as the removal of the temporary nature of unrealized gains or losses as a component of equity from qualifying interest rate swaps on our financial position. Over time, as these qualifying interest rate swaps reach their maturity, the fair value of these swaps will return to their original par value. The table also presents pro forma GAAP book value per common share based on June 30, 2014 financial information adjusted for the recognition of the $58.1 million net deferred gain from the 450 West 33rd Street transaction which occurred in the third quarter of 2014. Management considers this non-GAAP financial measure to be an effective indicator, for both management and investors, of Arbor’s financial condition. Arbor’s management does not advocate that investors consider this non-GAAP financial measure in isolation from, or as a substitute for, financial measures prepared in accordance with GAAP.

GAAP book value per common share and adjusted book value per common share calculations do not take into account any dilution from the 1,000,000 warrants issued to Wachovia as part of the 2009 debt restructuring. These warrants were purchased in the third quarter of 2014 for $2.6 million.

Arbor Realty Trust Reports Second Quarter 2014 Results and Declares Common and Preferred Stock Dividends

August 1, 2014	Page 10

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
Supplemental Schedule of Non-GAAP Financial Measures (Continued) -
Funds from Operations
(Unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

Net income attributable to Arbor Realty Trust, Inc. common stockholders	$11,466,057	$2,995,866	$17,340,818	$9,636,105

Add:
Impairment loss on real estate owned	-	-	250,000	-
Depreciation - real estate owned	2,158,353	1,827,595	3,970,036	3,459,726
Depreciation - investment in equity affiliate	69,370	22,599	138,740	45,198

Funds from operations ("FFO")	$13,693,780	$4,846,060	$21,699,594	$13,141,029

Diluted FFO per common share	$0.27	$0.11	$0.43	$0.34

Diluted weighted average shares outstanding	50,701,742	43,555,495	50,229,899	38,921,834

Arbor is presenting funds from operations, or FFO, because management believes it to be an important supplemental measure of the Company’s operating performance in that it is frequently used by analysts, investors and other parties in the evaluation of REITs. The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income (loss) attributable to common stockholders (computed in accordance with GAAP), excluding gains (losses) from sales of depreciated real properties, plus impairments of depreciated real properties and real estate related depreciation and amortization, and after adjustments for unconsolidated ventures. The Company considers gains and losses on the sales of undepreciated real estate investments to be a normal part of its recurring operating activities in accordance with GAAP and should not be excluded when calculating FFO. Losses from discontinued operations are not excluded when calculating FFO.

FFO is not intended to be an indication of our cash flow from operating activities (determined in accordance with GAAP) or a measure of our liquidity, nor is it entirely indicative of funding our cash needs, including our ability to make cash distributions. Arbor’s calculation of FFO may be different from the calculation used by other companies and, therefore, comparability may be limited.

Arbor Realty Trust Reports Second Quarter 2014 Results and Declares Common and Preferred Stock Dividends

August 1, 2014	Page 11

Contacts:
Arbor Realty Trust, Inc.
Paul Elenio, Chief Financial Officer
516-506-4422
pelenio@arbor.com

Media:
Bonnie Habyan, EVP of Marketing
516-506-4615
bhabyan@arbor.com

Investors:
Joseph Green
The Ruth Group
646-536-7013
jgreen@theruthgroup.com